CONTINENTAL AIRLINES, INC.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(IN MILLIONS)


                                     Six Months
                                       Ended
                                      6/30/00      1999      1998       1997      1996       1995
                                     ---------  ---------  --------- ---------  --------- ---------
Earnings:
      Earnings Before Income Taxes,
            Minority Interest and    $     273  $     798  $     648 $     639  $     428 $     310
            Extraordinary Items
      Plus:
            Interest Expense               126        233        178       166        165       213
            Capitalized Interest           (27)       (55)       (55)      (35)        (5)       (6)
            Amortization of                  8         13          5         3          3         2
            Capitalized Interest
            Portion of Rent Expense
            Representative of
            Interest
            Expense                        387        714        461       400        359       360
                                     ---------  ---------  --------- ---------  --------- ---------
                                           767      1,703      1,237     1,173        950       879
                                     ---------  ---------  --------- ---------  --------- ---------


Fixed Charges:
      Interest Expense                     126        233        178       166        165       213
      Portion of Rent Expense
            Representative of
            Interest
            Expense                        387        714        461       400        359       360
                                     ---------  ---------  --------- ---------  --------- ---------
Total Fixed Charges                        513        947        639       566        524       573
                                     ---------  ---------  --------- ---------  --------- ---------

Coverage Adequacy                    $     254  $     756  $     598 $     607  $     426 $     306
                                     =========  =========  ========= =========  ========= =========

Coverage Ratio                            1.50       1.80       1.94      2.07       1.81      1.53
                                     =========  =========  ========= =========  ========= =========